Exhibit 14.9

Deloitte Touche Tohmatsu Av. Pres Wilson. 231
22’.25’ andares
20030-905 — Rio de Janelro — RJ
Brasil

Tel,.+55(21)2981-0500
Fax;+55(21)3981-0500
www.deloitte.com.br
CONSENT OF INDEPENDENT ACCOUNTANTS
To the Board of Directors of
Companhia Vale do Rio Doce S.A.
We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File Nos. 333-110867; 333-110867-01) of CVRD and Vale Overseas of our report dated January 16th , 2004 on the financial statements of Companhia Nipo-Brasileira de Pelotizacao — NIBRASCO, which appears in the Annual Report on Form 20-F of CVRD and Vale Overseas for the year ended Deoember 31st, 2005.
/s/ Deloitte Touche Tohmatsu
DELOITTE TOUCHE TOHMATSU
May 25, 2006